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       COOPERS                              Coopers & Lybrand L.L.P.
       & LYBRAND                            a professional services firm




                          CONSENT OF INDEPENDENT ACCOUNTANTS



     To the Board of Trustees of
     Global High Income Portfolio:


     We consent to the inclusion in the Registration Statement of Global High Income Portfolio of our report dated December 15, 1995 on the financial statements of Global High Income Portfolio as of and for the year ended October 31, 1995. We also consent to the reference to our firm under the caption "Independent Accountants" in such Registration Statement.



                                       /s/ Coopers & Lybrand L.L.P.
                                       -----------------------------
                                       COOPERS & LYBRAND L.L.P


     Boston, Massachusetts
     February 27, 1996
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